Alcoa and subsidiaries                                                EXHIBIT 12


             Computation of Ratio of Earnings to Fixed Charges
                 For the three months ended March 31, 1999
                        (in millions, except ratio)


                                                                                                 1999
                                                                                                 ----
Earnings:
   Income before taxes on income                                                               $  363.2
   Minority interests' share of earnings of majority-
      owned subsidiaries without fixed charges                                                      -
   Equity loss                                                                                      0.8
   Fixed charges                                                                                   65.7
   Proportionate share of income of 50%-owned
     persons                                                                                        2.4
   Distributed income of less than 50%-owned persons                                                -
   Amortization of capitalized interest                                                             4.6
                                                                                                -------

      Total earnings                                                                           $  436.7

Fixed Charges:
   Interest expense:
      Consolidated                                                                             $   52.6
      Proportionate share of 50%-owned persons                                                      0.7
                                                                                                -------
                                                                                                   53.3
                                                                                                -------

   Amount representative of the interest factor in rents:
      Consolidated                                                                                 12.1
      Proportionate share of 50%-owned persons                                                       .3
                                                                                                -------
                                                                                                   12.4
                                                                                                -------

   Fixed charges added to earnings                                                                 65.7
                                                                                                -------

   Interest capitalized:
      Consolidated                                                                                  2.8
      Proportionate share of 50%-owned persons                                                       -
                                                                                                -------
                                                                                                    2.8
                                                                                                -------

   Preferred stock dividend requirements of
      majority-owned subsidiaries                                                                    -
                                                                                                -------

      Total fixed charges                                                                      $   68.5
                                                                                                =======

Ratio of earnings to fixed charges                                                                  6.4
                                                                                                -------

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